Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in this Registration Statement of Double Eagle Petroleum Co. on Form S-3 of our reports dated March 10, 2009, relating to our audits of the consolidated financial statements and internal control over financial reporting, which appear in the Annual Report on Form 10-K of Double Eagle Petroleum Co. for the year ended December 31, 2008.
We also consent to the reference to our firm under the heading “Experts” in the prospectus, which is part of this Registration Statement.
HEIN & ASSOCIATES LLP
Denver, Colorado
November 20, 2009